UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 6, 2009

ICO GLOBAL COMMUNICATIONS (HOLDINGS)
LIMITED
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	001-33008 (Commission File Number)	98-0221142 (IRS Employer Identification #)
Plaza America Tower I 11700 Plaza America Drive, Suite 1010 Reston, Virginia (Address of Principal Executive Offices)	20190 (Zip Code)

(703) 964-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On January 6, 2009, ICO Global Communications (Holdings) Limited (NASDAQ: ICOG) issued a press release announcing that the Los Angeles Superior Court has entered judgment on the verdict the company received in its litigation against The Boeing Company and its Boeing Satellite Services International subsidiary (collectively, “Boeing”) (NYSE: BA).  The judgment amount is $631,067,767.00.  The judgment consists of compensatory damages of $371 million and punitive damages of $236 million, which the jury awarded in October 2008, plus pre-judgment interest.  Beginning January 2, 2009, post-judgment interest will accrue on the full judgment amount at the rate of 10% per annum (simple interest), or $63,106,777.00 per year.

The judgment is subject to post-judgment motions, appeal and collection.

The full text of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits.

           (d) Exhibits.

Exhibit No.          Description

99.1                      Press release dated January 6, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED (Registrant)
By: /s/ John L. Flynn
January 6, 2009	John L. Flynn Executive Vice President, General Counsel and Corporate Secretary

EXHIBITS

Exhibit	Description of Exhibit
99.1	Press release dated January 6, 2009